Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-227605 on Form N-2 of our report dated March 13, 2019 relating to the consolidated financial statements of Great Elm Capital Corp. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, VA

June 6, 2019